EXHIBIT 10.18

AMENDMENT NUMBER 10 TO
TEXAS REGIONAL BANCSHARES, INC.
EMPLOYEE STOCK OWNERSHIP PLAN (WITH 401(K) PROVISIONS)

      WHEREAS, as a result of the merger pursuant to which Bank of Texas merged with and into Texas Regional Bancshares, Inc.'s (the "Corporation") wholly owned subsidiary, Texas State Bank, Texas State Bank has become the successor employer to Bank of Texas for purposes of the Bank of Texas Profit Sharing Plan and related Trust; and

      WHEREAS, the former employees of Bank of Texas, as a result of becoming employees of Texas State Bank pursuant to the merger, are now entitled to participate in the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions); and

      WHEREAS, the Bank of Texas Profit Sharing Plan has been submitted to the Voluntary Compliance Resolution program offered by the Internal Revenue Service for the purposes of correcting certain administrative and/or operational problems; and

      WHEREAS, upon resolution of said administrative and/or operational problems in the Bank of Texas Profit Sharing Plan pursuant to the Voluntary Compliance Resolution ("VCR") program, the Board of Directors desires to coordinate and consolidate the employee benefit programs available to all employees of the Corporation and its subsidiary;

      NOW THEREFORE, IT IS HEREBY AGREED THAT effective as of the first day of the calendar month immediately following the receipt by the Corporation of a compliance statement from the Internal Revenue Service issued with respect to the submission of the Bank of Texas Plan to the VCR program and the satisfaction of any requirements of the Internal Revenue Service which are described in the compliance statement, the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions) (the "ESOP"), is hereby amended as follows:

(ii) the ESOP is hereby amended to restate Bank of Texas Profit Sharing Plan (the "Bank of Texas Plan"), as the ESOP, and the Bank of Texas Plan is hereby restated as the ESOP, it being acknowledged that such restatement of the Bank of Texas Plan may be considered a transfer of assets and liabilities to the ESOP and the Texas Regional Bancshares, Inc., Employee Stock Ownership Trust (the "ESOT") and/or a merger of the Bank of Texas Plan into the ESOP for purposes of applicable provisions of the Internal Revenue Code but that the same shall not constitute a termination of the Bank of Texas Plan or the ESOP; and

(iii) the ESOP and the related ESOT are amended to the extent necessary to permit the assets held by the Trust created pursuant the Bank of Texas Plan, to be transferred to the ESOT and for the ESOP and ESOT to assume all liabilities of the Bank of Texas Plan; and

(iv) the ESOP is further amended to provide that each employee or former employee of Texas State Bank participating in the Bank of Texas Plan, as a result of the restatement of the Bank of Texas Plan as the ESOP and the transfer of assets to the ESOT, shall have and be entitled to a participant account in the ESOP equal to the amount of the account balance to which such participant was entitled as of the effective date of the restatement of the Bank of Texas Plan (the "Bank of Texas Plan Accounts"), which account balance shall (upon transfer of assets of the Bank of Texas Plan to the ESOT) be invested in the Money Market Fund of the ESOP until such time as the participants who were formerly Bank of Texas Plan participants shall otherwise direct the investment of his or her account balance.
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      To the extent that the Bank of Texas Plan provided any early retirement benefit, retirement-type subsidy or optional form of benefit not provided under the ESOP, the ESOP is amended to apply the same early retirement benefit, retirement-type subsidy or optional form of benefit to the Bank of Texas Plan Accounts, to the extent required under Section 411(d)(6) of the Internal Revenue Code.

      Each participant in the Bank of Texas Plan shall be entitled to direct the allocation of his or her account balance in the Bank of Texas Plan that is transferred to the ESOP to any option presently available as an investment option under the ESOP, and the officers of the Bank are hereby authorized and directed to notify each such participant of the options available to him or her and to solicit from each participant a designation both with respect to the participant's vested account balance and with respect to any future contributions made by or on behalf of such participant and attributable to the Bank of Texas Plan.

      EXECUTED on this the 13th day of July, 1999, to be effective as of the effective date stated above.

                                    TEXAS REGIONAL BANCSHARES, INC.


                                    BY:   /s/ GLEN E. RONEY
                                          -----------------------------
                                          Glen E. Roney
                                          Chairman of the Board